EXHIBIT 1


***CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SUBSECTION 200.80(b)(4), 200.83 and 240.24b-2.***


           FIRST AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT

     FIRST AMENDMENT, dated as of December 14, 2000 (this "First
Amendment"), to the Convertible Note Purchase Agreement, dated as of April 28, 2000 (the "Note Purchase Agreement"), by and among Bio-Plexus, Inc., a Connecticut corporation (the "Company"), the Purchasers listed on Exhibit A thereto, and Appaloosa Management L.P., as Collateral Agent.

                                WITNESSETH:
                                -----------

     WHEREAS, the Company has issued the Notes to the Purchasers; and

     WHEREAS, in connection with the issuance of the Notes the Company presented certain operating forecasts in the second revision to its Five Year Business Plan, dated January 12, 2000 (the "Business Plan"), upon which Appaloosa relied in setting financial covenants in the Note Purchase Agreement; and

     WHEREAS, Appaloosa subsequently agreed to suspend such financial covenant requirements until December 31, 2000 to allow sufficient time for the Company to hire a new chief executive officer and revise the Business Plan; and

     WHEREAS, the Company's revised Business Plan and the other projections presented by the Company to Appaloosa since the Closing require that the financial covenants set forth in the Note Purchase Agreement be revised to more accurately reflect the revised Business Plan and projections; and

     WHEREAS, the Company desires to amend the financial covenants in the Note Purchase Agreement for the periods extending beyond December 31, 2000;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company, the Purchasers, and the Collateral Agent hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Note Purchase Agreement are used herein as therein defined.

     2.   Amendment to the Note.
          ---------------------

          (a) Subsection 6.15 of the Note Purchase Agreement is amended by deleting the paragraph in its entirety and substituting in lieu therefor the following:

          The Company shall maintain the financial covenants specified in
Schedule 6.15.

          (b) Schedule 6.15 of the Note Purchase Agreement is amended by deleting the first two charts in their entirety and substituting in lieu therefor the following charts:


                                Minimum (Maximum)          Minimum (Maximum)
                             Operating Profit (Loss)    Operating Profit (Loss)
           Date               for three-month period    for twelve-month period
                             ending on date indicated  ending on date indicated
-------------------------------------------------------------------------------
    September 30, 1999                 N/A                        N/A
-------------------------------------------------------------------------------
     December 31, 1999                 N/A                        N/A
-------------------------------------------------------------------------------
      March 31, 2000                   N/A                        N/A
-------------------------------------------------------------------------------
       June 30, 2000                   N/A                        N/A
-------------------------------------------------------------------------------
    September 30, 2000                 N/A                        N/A
-------------------------------------------------------------------------------
     December 31, 2000             ($1,622,000)              ($1,622,000)*
-------------------------------------------------------------------------------
      March 31, 2001               ($1,391,000)             ($3,013,000)**
-------------------------------------------------------------------------------
       June 30, 2001               ($1,011,000)             ($4,024,000)***
-------------------------------------------------------------------------------
    September 30, 2001              ($764,000)               ($4,788,000)
-------------------------------------------------------------------------------
     December 31, 2001              ($150,000)               ($3,316,000)
-------------------------------------------------------------------------------
      March 31, 2002                 $450,000                ($1,475,000)
-------------------------------------------------------------------------------
       June 30, 2002                 $550,000                   $86,000
-------------------------------------------------------------------------------
    September 30, 2002               $600,000                 $1,450,000
-------------------------------------------------------------------------------
     December 31, 2002               $600,000                 $2,200,000
-------------------------------------------------------------------------------
      March 31, 2003                $1,000,000                $2,750,000
-------------------------------------------------------------------------------
       June 30, 2003                $1,250,000                $3,450,000
-------------------------------------------------------------------------------
    September 30, 2003              $1,500,000                $4,350,000
-------------------------------------------------------------------------------
     December 31, 2003              $1,650,000                $5,400,000
-------------------------------------------------------------------------------
  March 31, 2004 and the            $1,700,000                $6,500,000
 last day of each calendar
    quarter thereafter
-------------------------------------------------------------------------------

     *    Represents the trailing 3-month period.

     **   Represents the trailing 6-month period.

     ***  Represents the trailing 9-month period.



         ----------------------------------------------------------
                Date          Minimum Product    Minimum Product
                             Sales Revenue for  Sales Revenue for
                                three-month        twelve-month
                              period ending on   period ending on
                             the date indicated   date indicated
         ----------------------------------------------------------
          December 31, 1999         N/A                N/A
         ----------------------------------------------------------
           March 31, 2000           N/A                N/A
         ----------------------------------------------------------
            June 30, 2000           N/A                N/A
         ----------------------------------------------------------
         September 30, 2000         N/A                N/A
         ----------------------------------------------------------
          December 31, 2000      $1,141,000        $1,141,000*
         ----------------------------------------------------------
           March 31, 2001        $1,227,000        $2,368,000**
         ----------------------------------------------------------
            June 30, 2001        $1,884,000       $4,252,000***
         ----------------------------------------------------------
         September 30, 2001      $2,352,000         $6,604,000
         ----------------------------------------------------------
          December 31, 2001      $2,921,000         $8,384,000
         ----------------------------------------------------------
           March 31, 2002        $4,000,000        $11,157,000
         ----------------------------------------------------------
            June 30, 2002        $4,500,000        $13,773,000
         ----------------------------------------------------------
         September 30, 2002      $5,000,000        $16,421,000
         ----------------------------------------------------------
          December 31, 2002      $5,500,000        $19,000,000
         ----------------------------------------------------------
           March 31, 2003        $6,000,000        $21,000,000
         ----------------------------------------------------------
            June 30, 2003        $6,500,000        $23,000,000
         ----------------------------------------------------------
         September 30, 2003      $7,000,000        $25,000,000
         ----------------------------------------------------------
          December 31, 2003      $7,500,000        $27,000,000
         ----------------------------------------------------------
         March 31, 2004 and      $8,500,000        $32,500,000
           the last day of
            each calendar
         quarter thereafter
         ----------------------------------------------------------

          *    Represents the trailing 3-month period.

          **   Represents the trailing 6-month period.

          ***  Represents the trailing 9-month period.



          (c) Subsection 6.20 of the Note Purchase Agreement is amended by deleting clause (e) thereof in its entirety and substituting in lieu therefor:

               (e) upon any Holder's request from time to time, such other information (including financial statements, monthly computation of profit and loss, and any other computations) relating to the performance of the provisions of this Agreement and the affairs of the Company and any of its Subsidiaries.

          (d) Subsection 6.33 of the Note Purchase Agreement is amended by adding the following text after the final sentence thereof:

               The Company shall not materially alter or embark upon (other than preliminary non-binding discussions) any new strategic initiatives as a part of its business plan or otherwise, which strategic initiatives shall include, but not be limited to, joint ventures, strategic alliances, licensing agreements, acquisitions, and partnerships of any kind (other than distribution, supply and other similar agreements entered into in the ordinary course of business on commercially reasonable terms), without the express consent of the Collateral Agent.

          (e) Schedule 6.34 of the Note Purchase Agreement is amended by adding the following text after the final sentence thereof:

               Performance Covenants for the Development and Sale of Winged
                    Sets for Blood Collection:

                    The Company shall meet the following milestones on the dates set forth below with respect to its Winged Set for Blood Collection product:

               (i) Complete installation and start-up of a pilot production line by [REDACTED];

               (ii) Produce a minimum [REDACTED] units of pre-launch Winged Set product samples on the pilot production line by [REDACTED];

               (iii) Complete installation and start-up of an automated production line by [REDACTED]; and

               (iv) Begin commercial sale of the Winged Set product by [REDACTED] and have shipped a minimum of [REDACTED] units of the Winged Set product for commercial sale (which excludes any sale to an Affiliate or to any other Person on a non-arms length basis) by [REDACTED].

          (f) Subsection 11.1 of the Note Purchase Agreement is amended by deleting the definition of "Product Sales Revenues" in its entirety and substituting in lieu therefor the following definition:

               "Product Sales Revenues" shall mean all revenues generated by the Company from the sale of medical products manufactured by the Company (excluding, for the avoidance of doubt, any equipment or other machinery sold or licensed to any Person for the manufacture of any such medical products) calculated in accordance with GAAP.

          3. Representations and Warranties. The Company represents and warrants that the representations and warranties set forth in Section 2 of the Note Purchase Agreement are true and complete on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Company represents and warrants that as of the date hereof and, after giving effect to this First Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing. The Company represents that the execution and delivery of this First Amendment by the Company and the performance by it of the transactions contemplated hereby have been duly authorized by all requisite corporate proceedings on the part of the Company.

          4. Effectiveness. The First Amendment shall become effective as of the date upon which the Collateral Agent receives the counterpart of this First Amendment duly executed by the Company.

          5. Continuing Effect of the Transaction Documents. This First Amendment shall not constitute an amendment of any other provisions of the Note Purchase Agreement or any other Transaction Documents not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Purchasers. Except as expressly amended hereby, the provisions of the Note Purchase Agreement and the other Transaction Documents are and shall remain in full force and effect. In the event there is any conflict between the terms of the Note Purchase Agreement and any other Transaction Document, the terms of the Note Purchase Agreement shall govern.

          6. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          7. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    BIO-PLEXUS, INC.

                                    By: /s/ John S. Metz
                                        -----------------------------------
                                        Name:  John S. Metz
                                        Title: President & CEO


                                    APPALOOSA MANAGEMENT L.P.,
                                    as Collateral Agent

                                    By: Appaloosa Partners Inc.,
                                        its General Partner

                                    By: /s/ James E. Bolin
                                        -----------------------------------
                                        Name:  James E. Bolin
                                        Title: Vice President


                                    APPALOOSA INVESTMENT LIMITED
                                    PARTNERSHIP I

                                    By: Appaloosa Management L.P.,
                                        its General Partner

                                    By: Appaloosa Partners Inc.,
                                        its General Partner

                                    By: /s/ James E. Bolin
                                        -----------------------------------
                                        Name:  James E. Bolin
                                        Title: Vice President


                                    PALOMINO FUND LTD.

                                    By: Appaloosa Management L.P.
                                        its Investment Advisor

                                    By: Appaloosa Partners Inc.
                                        its General Partner

                                    By: /s/ James E. Bolin
                                        -----------------------------------
                                        Name:  James E. Bolin
                                        Title: Vice President


                                    TERSK LLC

                                    By: Appaloosa Management L.P.
                                        its Investment Advisor

                                    By: Appaloosa Partners Inc.
                                        its General Partner

                                    By: /s/ James E. Bolin
                                        -----------------------------------
                                        Name:  James E. Bolin
                                        Title: Vice President